UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2013 (January 17, 2013)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
477 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing.

By letter dated January 17, 2013 (the “Letter”), Ampal-American Israel Corp. (the “Company”) was notified that the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) has determined to delist the Company’s Class A Stock (the “Class A Stock”) from The NASDAQ Capital Market, and to suspend trading in the Class A Stock effective at the open of business on Tuesday, January 22, 2013.

The Class A Stock was subject to delisting due to the Company’s (i) not being in compliance with the $2,500,000 minimum stockholders’ equity listing requirement under Listing Rule 5550(b)(1) and (ii) filing a voluntary petition for Chapter 11 reorganization in the U.S. Bankruptcy Court pursuant to Listing Rule 5110(b).  On October 4, 2012, the Company appeared before the Panel to appeal the Panel’s initial delisting determinations for the Company and the Panel decided on October 19, 2012 to continue the listing of the Class A Stock on The NASDAQ Capital Market, provided that the Company met several milestones toward completion of its compliance plan.  On January 14, 2013, the Company informed the Panel that events had occurred that had precluded the approval of a restructuring plan by January 15, 2013, which was the deadline set by the Panel.

The Company intends to request that the NASDAQ Listing and Hearing Review Council review the Panel’s decision, which it may do within 15 days from the date of the Letter, by submitting a written request pursuant to Listing Rule 5820(a).  While the Class A Stock has been suspended from trading on The NASDAQ, the delisting is not effective pending the appeal.

The shares of Class A Stock have begun trading on the OTCQB Market during the appeal process under the trading symbol AMPLQ, which was effective with the open of the market on January 22, 2013.

On January 18, 2013, the Company issued a press release regarding the Letter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated January 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: January 24, 2013	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated January 18, 2013.